Exhibit 10.1

SUBSIDIARY ACQUISITION TERMINATION AGREEMENT

This Subsidiary Acquisition Termination Agreement (this “Subsidiary Acquisition Termination Agreement”) is entered into as of June 15, 2010, by and among (a)UTILICRAFT AEROSPACE INDUSTRIES, INC., a Nevada corporation (“UITA”) and
b) UNITED AIRCRAFT DEVELOPMENT PARTNERS, INC., a Wyoming corporation (“UADP”).

1.  DESCRIPTION OF EXISTING SUBSIDIARY ACQUISITION PURCHASE AGREEMENT.  On January 21, 2010, UITA entered into a Subsidiary Acquisition Agreement with UADP pursuant to which UITA agreed to issued 103,250,000 shares of its common stock in exchange for a 100% ownership of UADP.

2.  DESCRIPTION OF CHANGE IN TERMS.  UITA and UADP by mutual agreement, as evidenced by their respective signature to this Subsidiary Acquisition Termination Agreement, hereby agree to terminate the Subsidiary Acquisition Purchase Agreement entered into by them on January 21, 2010 and all of the terms and conditions contained therein with no UITA shares being issued to UADP and without the incursion of any termination penalties.

3.  COUNTERSIGNATURE.  This Subsidiary Acquisition Termination Agreement shall become effective only when it shall have been executed by UITA and UADP.

This Subsidiary Acquisition Termination Agreement is executed as of the date first written above.

UTILICRAFT AEROSPACE INDUSTRIES, INC.		UNITIED AIRCRAFT DEVELOPEMNT PARTNERS, INC.

By:	/s/ John J. Dupont	By:	/s/ Garrett Robinson

Name:	John J. Dupont	Name:	Garrett Robinson

Title:	CEO	Title:	Director